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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement No.333-92419 on Form S-8, Registration No. 333-74677 on Form S-8, Registration No. 333-77099 on Form S-8 and Registration No. 333-81513 on Form S-3 of Xceed Inc., of our report dated March 20, 2000 (which expresses an unqualified opinion and includes an explanatory paragraph relating to restatement of the 1999 financial statements described in Note 2.s.), appearing in this Annual Report o Form 10-K/A of Xceed Inc. for the year ended August 31, 1999.

Deloitte & Touche LLP

New York, New York
April 10, 2000

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